SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

PINNACLE AIRLINES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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To Our Stockholders:

      On behalf of our Board of Directors and management, we are pleased to cordially invite you to attend the Pinnacle Airlines Corp. 2004 Annual Meeting of Stockholders. As indicated in the attached notice, the meeting will be held at the Madison Hotel, 79 Madison Avenue, Memphis, Tennessee on Friday, May 14, 2004, at 1:30 p.m. Central Time. At the meeting, in addition to acting on the matters described in the attached Proxy Statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and mail the enclosed proxy card in the envelope provided, or to vote by telephone or internet according to the enclosed instructions.

      Sincerely,

STEPHEN E. GORMAN	PHILIP H. TRENARY
Chairman of the Board	Chief Executive Officer and Director

April 15, 2004

Memphis, Tennessee

PINNACLE AIRLINES CORP.

1689 Nonconnah Blvd., Suite 111
Memphis, Tennessee 38132

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2004

To the Stockholders of Pinnacle Airlines Corp.:

      The 2004 Annual Meeting of the Stockholders of Pinnacle Airlines Corp. (the “Company”) will be held at the Madison Hotel, 79 Madison Avenue, Memphis, Tennessee on Friday, May 14, 2004, at 1:30 p.m., Central Time, for the following purposes:

1.	To elect three Class I directors to serve a term expiring at the annual meeting of stockholders to be held in 2005;

2.	To consider and act upon a proposal to amend the Company’s 2003 Stock Incentive Plan;

3.	To consider and act upon any other matters that may properly come before the annual meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on April 7, 2004 as the record date for determination of the stockholders authorized to receive notice of and to vote at the meeting.

By Order of the Board of Directors,

CURTIS E. SAWYER
Vice President, Chief Financial
Officer and Corporate Secretary

Memphis, Tennessee

April 15, 2004

      Please authorize your proxy or direct your vote by internet or telephone as described in the enclosed proxy statement, even if you plan to attend the meeting in person. Alternatively, you may date, sign and mail the enclosed form of proxy and return it promptly by mail in the envelope provided. If you mail the proxy card, no postage is required if mailed in the United States. If you do attend the meeting in person and want to withdraw your proxy, you may do so as described in the enclosed proxy statement and vote in person on all matters properly brought before the meeting.

i

PINNACLE AIRLINES CORP.

1689 Nonconnah Blvd., Suite 111
Memphis, Tennessee 38132

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2004

General Information

Solicitation of Proxies

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pinnacle Airlines Corp. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Friday, May 14, 2004 at the Madison Hotel, 79 Madison Avenue, Memphis, Tennessee at 1:30 p.m., Central Time or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement and the accompanying proxy, which are accompanied by a copy of our 2003 Annual Report, are being first mailed or otherwise delivered to stockholders on or about April 15, 2004.

      The cost of this solicitation, including all expenses incurred in preparing, printing and mailing this Proxy Statement will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by certain directors, officers and employees of the Company in person and by telephone. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The Company also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record. The Company will reimburse such persons for their expenses in connection therewith.

Voting of Proxies

      Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible. Using the enclosed instructions, you are requested to vote, sign, date and mail your proxy using the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted as recommended by the Board of Directors.

Outstanding shares and voting rights

      The Board of Directors has set April 7, 2004 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were outstanding 21,892,060 shares of Common Stock, par value $0.01 per share (the “Common Stock”) and one share of Series A Preferred Stock, stated value $100 per share (“Series A Preferred Stock”).

      Common Stock. Subject to certain limitations on voting by non-U.S. Citizens discussed below, each share of the Company’s Common Stock is entitled to one vote per share on the matters proposed.

      Series A Preferred Stock — The Company currently has one share of its Series A Preferred Stock authorized, designated and outstanding. This share is owned by Northwest Airlines Corporation (“Northwest”). This share entitles Northwest to elect two members of the Company’s Board of Directors for one-year terms on an annual basis. Further, the Company may not take the following actions without the approval of Northwest:

•	enter into business combinations and change of control transactions with a third party;

•	sell or dispose of any capital stock of Pinnacle Airlines, Inc. or substantially all of the assets of the Company or any affiliates;

•	effect reorganizations and restructuring transactions;

•	acquire airline assets that generate annual revenues of $500 million or more;

•	increase the size of the Company’s Board of Directors;

•	agree to allow a major airline other than Northwest to appoint more than one director to the Company’s board;

•	approve any shareholder rights plan or the redemption of any rights issued thereunder;

•	amend the Company’s certificate of incorporation in a manner that would adversely affect the rights of the Series A Preferred Stockholder; or

•	enter into any definitive agreements relating to the foregoing matters.

      The Company’s certificate of incorporation provides that no shares of its capital stock may be voted by or at the direction of persons who are not United States (“U.S.”) citizens unless such shares are registered on a separate stock record. The Company’s bylaws further provide that no shares will be registered on such separate stock record if the amount so registered would exceed U.S. foreign ownership restrictions. U.S. law currently limits to 25% the voting power in the Company (or any other U.S. airline) of persons who are not citizens of the U.S.

Revocation of Proxies

      A proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by written notice to the Office of the Secretary of the Company, by delivery of a later-dated proxy, either by mail or by telephone, prior to the voting of the proxy, or by voting in person at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Quorum; Vote Required

      A quorum of stockholders is necessary for a valid meeting. The required quorum for the transaction of business at the 2004 Annual Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the meeting, either present in person or represented by proxy. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum, as would broker non-votes. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given. The nature of Proposal 1, regarding the election of the Class I directors, allows brokers discretionary voting in the absence of timely instructions from beneficial owners, so there should not be any broker non-votes in connection with that Proposal. However, any broker non-votes with respect to Proposal 2 regarding the amendment to the 2003 Stock Incentive Plan will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum as to those two matters.

      Directors are elected by a plurality of the votes cast for directors, while the amendment to the 2003 Stock Incentive Plan requires approval by a majority of the votes cast on the Proposal. Any abstentions or broker non-votes with respect to Proposal 2, while included in determining the presence of a quorum, will not be included in the number of votes cast on a matter and thus will not be taken into account in determining the approval of this Proposal.

Shareholder Communications with Directors

      Shareholder or interested party communications with the Board of Directors should be addressed to “Chairman of the Nominating and Governance Committee, c/o Corporate Secretary, 1689 Nonconnah Blvd., Suite 111, Memphis, Tennessee 38132.” Electronic communications should be sent to shareholdercommunications@nwairlink.com. All communications so received will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the Chairman of the Nominating and Governance Committee.

      Directors are encouraged to attend the Annual Meeting of Shareholders. The meeting in 2004 will be the Company’s first Annual Meeting of Shareholders following its Initial Public Offering.

Proposal 1:

ELECTION OF DIRECTORS

      It is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed, to vote duly executed proxies for the election of the nominees for director listed below. Pursuant to the Company’s bylaws, directors will be elected by a plurality of the votes duly cast at the stockholders meeting. If elected, the nominees will serve as Class I directors and will hold office until the annual meeting of stockholders to be held in 2005 and until a successor has been duly elected and qualified. The Company does not expect the nominees to be unavailable to serve for any reason, but if that should occur before the meeting, the Company anticipates that proxies will be voted for another nominee to be selected by the Board of Directors.

General

      The Company’s Board of Directors currently consists of nine persons: two Class I directors with terms expiring at this 2004 Annual Meeting of Stockholders, two Class II directors with terms expiring at the 2006 annual meeting of stockholders, three Class III directors with terms expiring at the 2007 annual meeting and two directors elected by Northwest, the holder of Series A Preferred Stock, with terms expiring at this 2004 Annual Meeting of Stockholders. There is no family relationship between the nominees for directors and any other director or executive officer.

      At the 2004 Annual Meeting, stockholders will vote on the nominees for three Class I directors listed below. The nominees are currently the Company’s only Class I directors, plus Mr. Peiser, who until this 2004 Annual Meeting has been a director elected by Northwest as the holder of our Series A Preferred Stock. The term of the Class I directors elected at this meeting will continue until the annual meeting of stockholders in 2005. Northwest has advised the Company that it intends to re-elect Mr. Griffin to our Board of Directors, to serve until the annual meeting of stockholders in 2005; Northwest has advised the Company that it has not yet determined who it will elect to the second director position Northwest is entitled to fill.

Information Concerning Common Stock Class I Directors Nominees

      Philip H. Trenary, age 49, has been a member of our Board of Directors since March 10, 2004 and has been President and Chief Executive Officer (“CEO”) of the Company since April 1997. Mr. Trenary was the founder and former Chief Executive Officer of Lone Star Airlines and served as Chief Executive Officer of that company from 1984 to 1996.

      James E. McGehee, Jr., age 74, has been a member of our Board of Directors since March 10, 2004 and has been Chairman and owner of McGehee Realty and Development Company, located in Memphis, Tennessee, since 1967. Mr. McGehee was Chairman of the Board and CEO for McGehee Mortgage Company from 1951 through December 31, 1985. Mr. McGehee served as Chairman for the Memphis-Shelby County Airport Authority Board of Commissioners from 1981 through 1996. Additional organizations he has served are National Commerce Financial Corporation’s Board of Directors, Rhodes College Board of Trustees, Baptist Memorial Hospital Advisory Board and the Campbell Clinic Foundation Board of Trustees.

      Robert A. Peiser, age 56, has been a member of our Board of Directors since January 2003. He was designated by the independent fiduciary pursuant to the terms of an agreement between Northwest and its pension plans prior to the Company’s Initial Public Offering and was initially elected by Northwest pursuant to the terms of the Series A Preferred Stock. He has served as President, Chief Executive Officer and a Director of Imperial Sugar Company since April 2002. Prior to this role, he was chairman of the Board and Chief Executive Office of Vitality Beverages, Inc. from 1999 to 2002. In addition, he served as President and Chief Executive Officer of Western Pacific Airlines from 1996 to 1998 and was Executive Vice President and Chief Financial Officer of Trans World Airlines, Inc. from 1994 to 1996. Mr. Peiser is also a Director of Kitty Hawk, Inc.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

     Other Common Stock Directors

     Class II Directors

      Donald J. Breeding, age 69, has been a member of our Board of Directors since January 2003. Mr. Breeding has been President & Chief Executive Officer of Airline Management, LLC since 1997. From 1992 to 1997, he served as President, Chief Executive Officer and director of Continental Micronesia, a majority owned subsidiary of Continental Airlines, and from 1988 to 1992 he served as Senior Vice President, Operations for Continental Airlines. Prior to joining Continental Airlines, he served in a number of executive positions for Eastern Airlines and Texas International Airlines. Mr. Breeding is also a director of Reliant Resources and Miami Air International.

      R. Philip Shannon, age 56, has been a member of our Board of Directors since July 2003. He was an Assurance Partner with KPMG LLP from 1984 to 2001. Previously, he held other positions with the firm from 1972 to 1984. While with the firm, he served as a member of the National Industrial Products Committee and the Southeast Area Manufacturing Committee, and was Partner in Charge for the Southeast Area Industrial Products Group.

Class III Directors

      Stephen E. Gorman, age 48, has been Chairman of our Board of Directors since January 2003. Mr. Gorman has been President and Chief Executive Officer of Greyhound Lines, Inc. since June 2003. He was President, North America of Krispy Kreme Doughnuts from August 2001 to June 2003. From 1996 to August 2001, Mr. Gorman served in a number of senior management positions for Northwest. He was Executive Vice President, Technical Operations and Flight Operations of Northwest from February 2001 to August 2001, Senior Vice President, Technical Operations from January 1999 to February 2001, and Vice President, Engine Maintenance Operations from 1996 to January 1999. Prior to joining Northwest, Mr. Gorman was Vice President, Operations for Aviall, Inc. Mr. Gorman is also a Director of TIMCO Aviation Services.

      Thomas S. Schreier, Jr., age 41, has been a member of our Board of Directors since January 2003. Mr. Schreier has been Chief Executive Officer of U.S. Bancorp Asset Management since November 2000 and President of First American Funds since February 2001. From 1998 to November 2000, Mr. Schreier served as Senior Managing Director and Head of Equity Research for U.S. Bancorp Piper Jaffray Inc. Prior to joining U.S. Bancorp Piper Jaffray Inc., Mr. Schreier was a Senior Airline Equity Analyst and director in the Equity

Research department at Credit Suisse First Boston. He also served as Vice President of Finance for Northwest from May 1995 to August 1996.

      Nicholas R. Tomassetti, age 68, has been a member of our Board of Directors since January 2003. Mr. Tomassetti has been President and Chief Executive Officer of NRT Associates since January 2002. From March 2000 through January 2002, he served as President & Chief Executive Officer of Airbus North America Holdings, Inc. and from 1994 to March 2000, he served as President & Chief Operating Officer of that company. Prior to joining Airbus, Mr. Tomassetti served in a number of executive positions for Douglas Aircraft Corporation and Pratt & Whitney. Mr. Tomassetti is also a Director of EarthFirst Technologies, Inc. and Pantheon Chemical Inc.

Directors Appointed by Northwest

      J. Timothy Griffin, age 52, has been a member of our Board of Directors since July 2003. He has been designated and elected by Northwest pursuant to the terms of the Series A Preferred Stock. He has served as Executive Vice President-Marketing and Distribution of Northwest since January 1999. From June 1993 to January 1999, he served as Senior Vice President-Market Planning and Systems. Prior to joining Northwest in 1993, Mr. Griffin held senior positions with Continental Airlines and American Airlines. Mr. Griffin is also a Director of Orbitz, Inc. Northwest has the right at any time to remove either of the directors it has the right to elect and to elect a different individual.

      No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, directly or as an officer, share owner or partner of an organization that has a relationship with the Company. The Board observes all criteria for independence established by the National Association of Securities Dealers (“NASD”) and other governing laws and regulations.

      In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. As a result of this annual review, the Board has determined that all of the directors, with the exception of Messrs. Trenary, Gorman and Griffin, are independent. Even though they are not independent, Messrs. Trenary, Gorman and Griffin have contributed to the Board and the Company through their experience, expertise and judgment. Mr. Trenary is not independent because of his position as President and Chief Executive Officer of the Company. Mr. Gorman is not independent because he was employed by Northwest within the last three years. Mr. Griffin is not independent because he is currently an officer of Northwest.

Proposal 2:

AMENDMENT TO THE 2003 STOCK INCENTIVE PLAN

      The Company has heretofore maintained the 2003 Stock Incentive Plan pursuant to which stock options have been awarded to key employees and non-employee directors. Of the 1,152,000 shares of common stock currently authorized under the 2003 Plan, only 293,800 remain available for grant. The Board of Directors believes the lack of stock options available for grant under the 2003 Plan will adversely affect the Company’s ability to attract and retain key executives and accordingly has recommended an amendment to the 2003 Plan, subject to approval at the 2004 Annual Meeting, to increase the authorized number of shares available under the 2003 Plan by 1,000,000 shares. The total shares available under the 2003 Plan would be 2,152,000 shares, of which 1,293,800 would be eligible for grant.

2003 Stock Incentive Plan

      We adopted the Pinnacle Airlines Corp. 2003 Stock Incentive Plan effective November 21, 2003. The stock incentive plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other stock-based awards to employees or directors of Pinnacle Airlines Corp. or our affiliates. A maximum of 1,152,000 shares of common stock may be subject to awards under the stock incentive plan. The maximum number of shares of common stock for which options and stock appreciation rights may be granted during a calendar year to any participant is 500,000. The number of shares issued or reserved pursuant to the stock incentive plan (or pursuant to outstanding awards) is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in the common stock. Shares of common stock covered by awards that expire, terminate or lapse will again be available for grant under the stock incentive plan.

Administration

      The stock incentive plan is administered by the Compensation Committee of our Board of Directors, which may delegate its duties and powers to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The committee has the sole discretion to determine the employees and directors to whom awards may be granted under the stock incentive plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock and other stock-based awards are granted by the committee to employees and directors in such numbers and at such times during the term of the stock incentive plan as the committee will determine. In addition, we may also grant performance-based awards, deductible by us under Section 162(m) of the Internal Revenue Code, based on the attainment of written, objective performance goals established by the committee for a performance period. Performance-based awards may not be based upon an initial reference value that is less than the fair market value of the common stock on the date the award is granted. Performance-based awards to an individual for any calendar year may not exceed 100,000 shares of common stock or $250,000. The committee will determine whether performance goals are met, the amount of the performance-based award and the time of payment.

Options

      The committee determines the option price for each option, but options must have an exercise price that is at least equal to the fair market value of the common stock on the date the option is granted. An option holder may exercise an option by written notice and payment of the option price in (1) cash, (2) by the surrender of a number of shares of common stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, (3) a combination of cash and common stock (as qualified by clause (2)); or (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver to the Company an amount out of the proceeds of the sale equal to the aggregate option price for the shares being purchased. Alternatives (2) and (3) are available at the discretion of the committee.

Stock Appreciation Rights

      The committee may grant stock appreciation rights independent of or in connection with an option. The exercise price per share of a stock appreciation right will be an amount determined by the committee, but will be at least equal to the fair market value of the common stock on the date the stock appreciation right is granted. Generally, each stock appreciation right will entitle a participant upon exercise to an amount equal to (1) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price, times (2) the number of shares of common stock covered by the stock appreciation right. Payment will be made in common stock or in cash, or partly in common stock and partly in cash, all as determined by the committee.

Other Stock-Based Awards

      The committee may grant awards of restricted stock units, common stock, and restricted stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock. The other stock-based awards will be subject to the terms and conditions established by the committee. No other stock-based award may be granted based upon an initial reference value that is less than the fair market value of the common stock on the date of grant.

Transferability

      Unless otherwise determined by the committee, awards granted under the stock incentive plan are not transferable other than by will or by the laws of descent and distribution.

Other Amendments

      The 2003 Plan, attached to this Proxy Statement as Appendix A, reflects certain amendments adopted by our Board of Directors, upon the recommendation of the Compensation Committee: (i) repricing of options granted under the 2003 Plan is prohibited, except upon shareholder approval, and (ii) an aggregate limit of 500,000 shares is placed upon any grants of awards under the 2003 Plan other than stock options and stock appreciation rights. (Not reflected in the Appendix is the proposed increase in the number of shares covered by the 2003 Plan, which change the shareholders are being asked to approve in Proposal 2).

      The Compensation Committee’s current expectation is to award annual grants of stock options at levels substantially less than those made at the time of the Company’s Initial Public Offering in 2003; however, the benefits to be received, if any, under the 2003 Plan as amended (subject to shareholder approval of this Proposal 2) will depend upon the type of awards granted by the Compensation Committee and the term of those awards. As such, the benefits to be received under the 2003 Plan as amended are not presently determinable. The number of shares subject to options granted in the fiscal year ending December 31, 2003 under the 2003 Plan for each individual that was eligible to participate is set forth below. Options were granted during fiscal year 2003 for a total of 858,200 shares.

		Exercise
	Number of	Price Per
Name and Position	Shares	Share

Philip H. Trenary, President and Chief Executive Officer	262,700	$14.00
Curtis E. Sawyer, Vice-President and Chief Financial Officer	131,350	$14.00
Douglas W. Shockey, Vice-President and Chief Operating Officer	131,350	$14.00
Jonathan G. Young, Vice-President, Flight Operations	36,500	$14.00
Edgar C. Fell, Vice-President, Safety and Regulatory Compliance	36,500	$14.00
All executive officers as a group — 9 persons	744,400	$14.00
All non-employee directors as a group — 7 persons(1)	113,800	$14.00

(1)	Stock option grants to non-employee directors provide that if any director at the date of the Company’s Initial Public Offering is involuntarily terminated (other than for cause or by death or disability) before the first anniversary of that date, his options shall become fully vested or shall be converted to a lesser number of shares determined by the Compensation Committee

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2003 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

OTHER MATTERS

      We have not received notice as required under our bylaws of any other matters to be proposed at the meeting. Consequently, the only matters to be acted on at the meeting are those described in this proxy statement, along with any necessary procedural matters related to the meeting. As to procedural matters, or any other matters that are determined to be properly brought before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

BOARD OF DIRECTORS

Committees Established by the Board

      The Board of Directors has established standing committees to assist it in the discharge of its responsibilities. The principal committees, their current members and the principal responsibilities of each are described below.

      During 2003, the Board of Directors met ten times and its standing committees met a total of eight times. Each Director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of each committee of which he was a member, which were held during the period that person was a Director or committee member.

The Audit Committee

      The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix B hereto. The members of the Audit Committee are Messrs. Shannon, Chairman of the Committee, Peiser and Schreier. Each of the committee members is independent as defined under and required by the federal securities laws and NASD listing standards. Additionally, the Board of Directors has determined that Mr. Shannon qualifies as an audit committee financial expert under the federal securities laws. The Audit Committee met six times during fiscal 2003. The Audit Committee’s principal duties are:

•	to retain, compensate, oversee and terminate any registered public accounting firm in connection with the preparation or issuance of an audit report;

•	to approve all audit services and any permissible non-audit services provided by the independent auditors;

•	to receive the direct reports from any registered public accounting firm engaged to prepare or issue an audit report;

•	to review and discuss annual audited and quarterly unaudited financial statements with management and the independent auditors;

•	to review with the independent auditor any audit problems and management’s response;

•	to discuss earnings releases, financial information and earnings guidance provided to analysts and rating agencies;

•	to meet periodically and separately with management, internal auditors and the independent auditors;

•	to establish procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters;

•	to obtain and review, at least annually, an independent auditors’ report describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review of the independent auditors or any inquiry by governmental authorities;

•	to report regularly to our full Board of Directors with respect to any issues raised by the foregoing.

Report of the Audit Committee

      The Audit Committee has reviewed and discussed our audited financial statements with management, which has primary responsibility for the preparation of those financial statements. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee discussed the independence of the independent accountants. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission (“SEC”).

Audit Committee
R. Philip Shannon, Chairman
Robert A. Peiser
Thomas S. Schreier, Jr.

The Compensation Committee

      The Compensation Committee of the Board of Directors (the “Compensation Committee”), which met two times during the Company’s latest fiscal year, is composed of Messrs. Tomassetti, Chairman of the Committee, Breeding and McGehee, all of whom are independent as defined under NASD listing standards.

      The principal duties of the Compensation Committee are as follows:

•	to review key employee compensation policies, plans and programs;

•	to review, approve and recommend to the Board the compensation of the Company’s CEO and the other executive officers of the Company and its subsidiaries;

•	to review, approve and recommend to the Board any employment contracts or similar arrangement between the Company and any executive officer of the Company;

•	to review and consult with the Company’s CEO concerning selection of officers, management succession planning, performance of individual executives and related matters; and

•	to administer our stock plans, incentive compensation plan programs and any such plans that the Board may from time to time adopt and to exercise all the powers, duties and responsibilities of the Board of Directors with respect to such plans.

Report of the Compensation Committee on Executive Compensation

      Policy. The objectives of the Company’s executive compensation programs are (i) to attract and retain the best and most qualified executives, (ii) to motivate executives to achieve the Company’s goals, (iii) to link executive and stockholder interests through the use of equity based compensation, and (iv) to compensate executives competitively and in a manner that recognizes both corporate and individual contributions.

      Each year, the Committee reviews the Company’s executive compensation policies and programs and the overall compensation paid to the Company’s executive officers. The Committee approves all base salary changes and determines the number and amount of long-term incentive awards for the CEO, Chief Financial Officer and Chief Operating Officer. To establish total target compensation levels for the Company’s executives, the Committee regularly reviews competitive compensation data for executives in non-airline companies with characteristics deemed by the Committee and its compensation consultants to be comparable to those of the Company. The Committee also considers the comparable executive compensation of other publicly-traded regional airlines, including some of the airlines in the airline industry index shown in the performance graph. There are three basic components to the Company’s executive compensation programs: base salary, annual incentive compensation and long-term incentive compensation (including equity participation).

      Base Salaries. The Committee believes it is crucial for the Company to provide executive salaries within a competitive market range in order to attract and retain highly talented executives. The specific competitive markets considered depend on the nature and level of the positions in question, the labor markets from which qualified individuals are recruited, and the companies and industries competing for the services of the Company’s executives. Base salary levels are also dependent on the performance of each individual executive over time. Thus, executives who sustain higher levels of performance over time will have correspondingly higher salaries. Salary adjustments are based on competitive market salaries and general levels of market increases in salaries, individual performance, overall financial results and changes in job duties and responsibilities. All base salary increases are based on a philosophy of relative salary equity, market demand and pay-for-performance.

      Annual Incentive Compensation. The Company’s Annual Management Bonus Plan provides for the payment of cash incentive awards to participants based on the achievement of certain corporate, operational unit and personal performance goals for the year. The corporate component of the incentive plan requires that the Company achieve a pre-determined level of income before income taxes, which is established by the Committee based on the Company’s operating budget for the year, as approved by the Board of Directors. The operational unit component is based on certain operational objectives for the respective unit, which are established at the beginning of each year. The personal component is based on the participant’s performance relative to his or her individual performance objectives for the year, which are weighted to reflect their relative priority. Each year, the Committee establishes the performance objectives for the CEO, Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”). During 2003, the maximum bonus for the CEO was 40% of the executive’s base salary and the maximum bonus for the CFO and the COO was 30% of each executive’s base salary. For the CEO, CFO and COO the corporate and personal goals were assigned weightings of 70% and 30%, respectively. The maximum bonus for the Vice President, Flight Operations and the Vice President, Safety and Regulatory Compliance was 30% of each executive’s base salary and corporate, unit and personal goals were assigned weightings of 40%, 30% and 30%, respectively.

      The cash incentive payments for 2003 paid to each of the Named Executive Officers are shown in the “Bonus” column of the Summary Compensation Table.

      Long Term Incentive Compensation. Under the Company’s stock incentive plans, the Committee may grant stock options and other stock based awards to officers and key employees of the Company. This equity participation is designed to align the interests of the employees receiving stock awards and the Company’s stockholders over the long term and is used as a retention tool. The Company’s long-term equity-based compensation program consists primarily of stock option grants that vest over a multi-year period. In addition to stock options, awards of restricted stock, deferred stock and restricted units may be made on a selective basis to individual executives in order to enhance the incentive for them to remain with the Company. The Company periodically grants new awards to provide continuing incentives for future performance. Like base salary and the annual incentive payments, award levels are set with regard to competitive considerations, and each individual’s actual award is based upon the individual’s performance, potential for increased responsibility and contributions, leadership ability and commitment to the Company’s strategic efforts.

      Incentive Compensation. The Committee believes that appropriate base salaries must be coupled with incentive compensation that not only attracts and retains qualified employees, but also rewards them for increased performance. Compensation linked to the performance of our common stock is one of the best incentives to align management’s interests with those of stockholders and to enhance performance. In addition, through the 2003 Stock Incentive Plan, the committee sought to define performance criteria relative to the performance of our common stock, and develop programs designed to retain management in the face of significant employment opportunities and recruiting efforts from other companies.

      CEO Compensation. During fiscal year 2003, Mr. Trenary received a base salary of $294,558 and a cash incentive payment of $179,952. In reviewing and approving the compensation package for Mr. Trenary, the Compensation Committee considered the qualitative and quantitative factors listed above in “Base Salaries” and “Annual Incentive Compensation.” The Compensation Committee particularly took into account the fact that Mr. Trenary led the Company through an Initial Public Offering during 2003. On November 25, 2003, Mr. Trenary received a grant of 262,700 options to purchase Common Stock. These stock options will vest one-fourth on each anniversary of the grant date. The Compensation Committee based its decision to make this grant on the factors noted above in “Long Term Incentive Compensation,” and in particular on Mr. Trenary’s increased responsibilities due to the Initial Public Offering. The Compensation Committee also recognized that, by giving Mr. Trenary an equity stake in the Company, his personal wealth will be tied directly to sustained increases in the Company’s value.

      Compliance with the $1 Million Limit on Deductible Compensation. In 1993, Section 162(m) of the Internal Revenue Code was enacted which denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million in a taxable year paid to each of its chief executive officer and the four other most highly compensated executive officers. Certain “performance based” compensation, such as stock options awarded at fair market value, is not subject to the limitation on deductibility provided that certain stockholder approval and independent director requirements are met.

      To the extent consistent with the Company’s compensation policies and the Committee’s assessment of the interests of stockholders, the Company intends to design its executive compensation programs to preserve its ability to deduct compensation paid to executives under these programs. However, the Committee will balance the costs and burdens involved in compliance with the limitations for deductibility contained in Section 162(m) against the value of the tax benefits to be obtained by the Company thereby, and will in certain instances pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

Compensation Committee
Nicholas R. Tomassetti, Chairman
Donald J. Breeding
James E. McGehee, Jr.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors administers the Company’s executive compensation programs. The committee is currently composed of three independent directors, Messrs. Breeding, McGehee and Tomassetti, and no member of the committee is or has been an officer or employee of the Company or any of its subsidiaries.

The Nominating and Governance Committee

      The Nominating and Governance Committee of the Board of Directors (the “Nominating Committee”), which did not meet during the Company’s latest fiscal year, recommends nominees for election to the Board by the stockholders at annual meeting and makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Nominating Committee operates in accordance with its charter, a current copy of which is attached as Appendix C. The Nominating Committee is composed of Messrs. Breeding, Chairman of the Committee, Peiser and Tomassetti, all of whom are independent as defined under NASD listing standards.

      The Nominating Committee identifies candidates for nominees based upon both its criteria for evaluation and the candidate’s previous service on the Board. Additionally, the Nominating Committee may use the services of a search company in identifying nominees. Although the Nominating Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:

•	character, personal and professional ethics, integrity and values;

•	executive level business experience and acumen;

•	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the aviation and travel/leisure industries, it is not a prerequisite);

•	skills and expertise necessary to make significant contributions to the Company, its Board and its stockholders;

•	business judgment;

•	availability and willingness to serve on the Board;

•	independence requirements of the NASDAQ Stock Market;

•	potential conflicts of interest with the Company or its stockholders taken as a whole; and

•	accomplishment within the candidate’s own field.

      The Nominating Committee has adopted a policy with regard to considering a shareholder’s nominee. To submit a nominee for consideration, a shareholder must provide to the Nominating Committee:

•	proof of the shareholder’s eligibility to submit proposals in accordance with Rule 14a-8(b) of the Exchange Act of 1934, as amended;

•	a complete description of the candidate’s qualifications, experience and background; and

•	the candidate’s signed consent to serve on the Board.

      In general, the Nominating Committee will evaluate a candidate identified by a shareholder using the same standards as it uses for candidates it identifies. Before recommending a shareholder’s candidate, the Nominating Committee may also:

•	consider whether the shareholder candidate will significantly add to the range of talents, skills and expertise of the Board;

•	conduct appropriate verifications of the background of the candidate;

•	interview the candidate or ask the candidate for additional information; and

      The Nominating Committee has full discretion not to include a shareholder’s candidate in its recommendation of nominees to the Board. If the Nominating Committee does not recommend a shareholder’s candidate to the Board, it will not make public the reason or reasons for its decision.

      The Nominating Committee recommended Mr. Trenary to the Company as a candidate for the Board of Directors.

      Mr. McGehee was initially recommended to the Company as a potential candidate for the Board of Directors by Northwest, as a shareholder of the Company. The Nominating and Corporate Governance Committee of the Board, and the Board itself, reviewed Mr. McGhee’s qualifications, confirmed his independence and approved his inclusion in this Proxy Statement as a nominee. Mr. McGehee has long been associated with the aviation industry and the Company believes that he brings strong business experience and a respected local presence to our Board of Directors.

The Finance Committee

      The Finance Committee of the Board of Directors (the “Finance Committee”), which did not meet during the Company’s latest fiscal year, is composed of Messrs. Schreier, Chairman of the Committee, Gorman and McGehee. The principal duties of the Finance Committee are as follows:

•	to review all capital expenditures on behalf of the company in excess of $250,000. The committee will have the authority to approve all transactions involving capital expenditures on behalf of the company that are in excess of $250,000 but less than $1.0 million. The committee will make recommendations to the Board of Directors regarding any transaction involving capital expenditures in excess of $1.0 million

•	to review and make recommendations to the Board of Directors regarding the following:

(1)	our annual operating and capital budget;

(2)	all forms of major financing, including the issuance of securities, corporate borrowings and investments and lease financing; and

(3)	our dividend policy and any stock repurchase program

•	to review and consult with management regarding the following:

(1)	our financial planning activities, capital structure, financial condition and liquidity requirements;

(2)	our financial risk management policies; and

(3)	our investment policies other than investment policies and funding requirements with respect to our employee benefit plans.

Compensation of Directors

      Each director who is not a salaried officer or employee of the Company receives an annual retainer fee of $25,000, an annual grant of non-qualified stock options to purchase 13,100 shares of the Company’s common stock, which options will vest one year from the date of grant and have a six-year term, a meeting attendance fee of $1,500 per meeting of the Board of Directors, the Compensation Committee, the Nominating Committee and the Finance Committee and $2,500 per meeting of the Audit Committee and reimbursement of all out-of-pocket expenses incurred in performance of the director’s duties. The Chairman of the Company’s Board of Directors receives an additional $50,000 annual retainer fee, the Chairman of the Audit Committee is paid an additional $20,000, and the Chairman of the Compensation Committee is paid an additional $10,000.

      In addition, each independent director receives flight benefits on the Company’s flights during his or her term as a director, permitting positive space travel on the Company’s flights by the director, the director’s family and a limited number of other individuals (which is taxable to the director, subject to the reimbursement of some of the taxes by the Company), as well as passes permitting a certain amount of positive space travel on Northwest. During 2003, the value the Company imputed to the use of such flight benefits, including the tax reimbursement, varied by director, but did not exceed $4,000 for any of the outside directors.

Executive Officers

      The following is a brief discussion of the business experience of the Company’s executive officers who do not also serve on our Board of Directors:

      Curtis E. Sawyer, age 52, has been Vice President and Chief Financial Officer since April 1997. Prior to joining our company, Mr. Sawyer was Director of Aircraft Transactions for Northwest from 1996 to 1997. Prior to joining Northwest, Mr. Sawyer held the position of Chief Financial Officer for Lend Lease Trucks from 1993 to 1995, and for Renaissance Cruise Lines from 1991 to 1993. Prior to those positions, Mr. Sawyer held various positions at Ryder System, Inc. from 1978 to 1991.

      Douglas W. Shockey, age 44, has been Vice President and Chief Operating Officer since September 2002. Mr. Shockey was Vice President, Maintenance and Engineering from December 1995 to August 2002. Prior to joining our company, Mr. Shockey was Vice President, Maintenance and Engineering for Flagship Airlines from 1988 to 1995. Previously, Mr. Shockey was also Vice President for Air Midwest from 1984 to 1988.

      Jonathan G. Young, age 48, has been Vice President, Flight Operations since August 1998. Prior to joining our company, Mr. Young was Manager, Flight Operations and Quality Assurance for Northwest from 1997 to August 1998. Previously, Mr. Young held Director of Flight Training positions for FlightSafety International, Phoenix Airlines Services, Inc. and American Eagle Flagship.

      Edgar C. Fell, age 60, has been Vice President, Safety and Regulatory Compliance since June 1998. Prior to joining our company, Mr. Fell held various management positions with the Federal Aviation Administration from 1980 to 1998, most recently serving as Director, Flight Program Oversight, from 1997 to 1998.

      Barry G. Baker, age 44, has been Vice President, Maintenance and Engineering since September 2002. Mr. Baker joined our company in January 1996 and served as our Director of Maintenance from April 1999 through August 2002. Prior to joining our company, Mr. Baker was the manager of maintenance operations for Flagship Airlines from 1988 to 1996. Previously, Mr. Baker held various positions at A V Air, Inc. from 1985 to 1988.

      Robert W. Lowe, age 56, has been Vice President, Customer Service since July 1997. Prior to joining the company, Mr. Lowe spent a year at Lone Star/ Aspen Mountain Air as its Director of Stations and Security. Previously, Mr. Lowe served Continental Airlines in various customer service management positions from 1971 to 1996.

      Alice G. Pennington, age 48, has been Vice President, Human Resources since May 2001. She joined our company in January 1999. Prior to joining our company, Ms. Pennington served as Director of Human Resources for Celcore/ DSC Communications/ Alcatel from 1996 to 1999.

      D. Philip Reed, Jr., age 48, has been Vice President, Marketing and In-Flight Services since May 1995. Prior to joining our company, Mr. Reed was Senior Vice President, Sales & Marketing for Traveline Consortium from 1994 to 1995. Previously, Mr. Reed held various sales management positions with Eastern Airlines and Continental Airlines from 1985 to 1994, and with Eastern Airlines in the In-Flight Department from 1979 to 1985.

Compensation of Executive Officers

      The following tables set forth information regarding the total compensation paid to our CEO and the four other most highly compensated executives as of December 31, 2003 (the “Named Executive Officers”) during each of the last three fiscal years, the number of shares of common stock subject to options granted to them during 2003, and the number of shares available for future issuance (before amendment of the 2003 plan).

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation
				Securities	All Other
			Bonus($)	Underlying	Compensation($)
Name and Principal Position	Year	Salary($)	See Note(1)	Options(#)	See Note(2)

Philip H. Trenary	2003	294,558	179,952	262,700	10,376
President and Chief Executive Officer	2002	285,919	161,164	—	9,404
	2001	265,493	161,164	—	2,625
Curtis E. Sawyer	2003	170,488	101,144	131,350	10,317
Vice-President and Chief Financial Officer	2002	175,832	94,637	—	5,973
	2001	159,994	94,638	—	1,313
Douglas W. Shockey	2003	166,858	100,057	131,350	10,133
Vice-President and Chief Operating Officer	2002	156,929	90,710	—	8,763
	2001	133,305	105,710	—	2,165
Jonathan G. Young	2003	150,780	77,994	36,500	10,174
Vice-President, Flight Operations	2002	149,084	86,191	—	6,187
	2001	129,717	86,191	—	—
Edgar C. Fell	2003	120,806	48,404	36,500	8,982
Vice-President, Safety and Regulatory	2002	124,147	47,097	—	5,978
Compliance	2001	109,971	45,501	—	638

(1)	The amounts shown represent payments under the Pinnacle Airlines Inc., Annual Management Bonus Plan and the annual cash retention payment.

(2)	The amounts shown represent Company contributions to the 401(k) retirement plan.

Option Grants During 2003

	Individual Grants				Potential Realizable
					Value At Assumed
	Number of				Annual Rates of Stock
	Securities				Price Appreciation for
	Underlying	Percentage of Total			Option Term ($) See
	Options	Options Granted to			Note(2)
	Granted (#)	Employees in	Exercise Price	Expiration
Name	See Note(1)	Fiscal Year	($/Share)	Date	5%	10%

Philip H. Trenary	262,700	30.6%	14.00	11/25/2013	2,312,948	5,861,466
Curtis E. Sawyer	131,350	15.3%	14.00	11/25/2013	1,156,474	2,930,733
Douglas W. Shockey	131,350	15.3%	14.00	11/25/2013	1,156,474	2,930,733
Jonathan G. Young	36,500	4.3%	14.00	11/25/2013	321,365	814,402
Edgar C. Fell	36,500	4.3%	14.00	11/25/2013	321,365	814,402

(1)	Stock Options vest one-fourth on each anniversary of the grant date until fully vested.

(2)	The amounts represent hypothetical realizable values of stock options granted in 2003 at assumed rates of cumulative stock price appreciation over the ten-year life of the options. These assumed rates of appreciation are set by the proxy rules of the SEC and are not intended to forecast appreciation of the price of our common stock. Actual gains, if any, realized upon the exercise of stock options will depend upon the price of the Company’s common stock at the date of exercise.

Aggregated Option Exercises in 2003 and Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at Fiscal Year-End		Fiscal Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Philip H. Trenary	—	—	—	262,700	—	—
Curtis E. Sawyer	—	—	—	131,350	—	—
Douglas W. Shockey	—	—	—	131,350	—	—
Jonathan G. Young	—	—	—	36,500	—	—
Edgar C. Fell	—	—	—	36,500	—	—

(1)	As of December 31, 2003, there were no outstanding unexercised in-the-money options.

Securities Authorized for Issuance under Equity Compensation Plans

Number of securities
	to be issued upon	Weighted averaged	Number of securities
	exercise of outstanding	exercise price of outstanding	remaining available for
Plan Category	options, warrants, and rights	options, warrants, and rights	future issuance

Equity compensation plans approved by security holders	858,200	$14.00	293,800
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Employment Contracts

      The Company entered into employment agreements with Messrs. Trenary and Sawyer in January 2003, which entitle each executive to receive a base salary which may be increased by the Board of Directors, to participate in an annual bonus program, and to participate in the Company’s compensation and benefit plans for management employees. The agreements have no set term of duration and each executive’s employment under his agreement is terminable by either party for any reason upon 30 days’ written notice. Under each agreement, in the event of a termination of the executive’s employment by the Company other than for “cause” (as defined in the agreements) or by the executive for “good reason” (as defined in the agreements), subject to the executive’s execution of a general release, the executive will receive (i) a severance payment equal to the sum of (1) one times (1.5 times for Mr. Trenary) the executive’s annual base salary and target incentive payment for the year of termination and (ii) a pro rata share of the incentive bonus the executive would have received with respect to the year of termination. In addition, the executive will also continue to receive coverage under the Company’s medical and dental plans until the earlier of the second anniversary of the executive’s termination of employment or the date the executive is employed by a new employer. Each executive also is subject to a one-year covenant not to compete with the Company or solicit its employees upon termination of his employment with the Company and a covenant not to reveal the Company’s confidential information or disparage the Company during the term of employment or thereafter. Notwithstanding the provisions of the agreements, each executive agrees that any payments or benefits not permitted by the Air Transportation Safety and System Stabilization Act will be deferred until allowed under the Act and to the extent the Act does not permit deferral of any payments or benefits, the payments and benefits will not exceed the maximum amount allowed under the Act.

Performance Graph

      The following graph compares the cumulative total return on our common stock with the cumulative total returns (assuming reinvestment of dividends) on the American Stock Exchange Airline Industry Index and the NASDAQ Composite Index as if $100 were invested in our common stock and each of those indices on November 25, 2003, the date of our Initial Public Offering.

	11/25/2003	11/30/2003	12/31/2003

Pinnacle Airlines Corp.	$100.00	$94.71	$99.21
American Stock Exchange Airline Industry Index	$100.00	$100.99	$95.06
NASDAQ Composite Index	$100.00	$100.89	$103.10

Certain Relationships and Related Transactions

      Northwest is a related party of the Company. The Company generates substantially all of its revenue from its Airline Services Agreement with Northwest under which the Company uses the “NW” two-letter designator code in displaying its schedules on all flights in the automated airline reservation systems used throughout the industry. Under this agreement, the Company uses the name “Northwest Airlink.” Northwest leases the Company all of its regional jets, provides certain borrowings to the Company and is the owner of 2,492,060 shares of the Company’s common stock and the Company’s Series A Preferred Stock, which provides Northwest the right to annually select two of the Company’s directors for one-year terms. As noted in the earlier discussion of outstanding shares and voting rights, certain actions may not be taken by the Company’s Board of Directors without the approval of Northwest. Messrs. Griffin and Peiser are the directors currently designated by Northwest.

      Pursuant to the terms of a ground handling agreement with Northwest, the Company provides certain ground handling functions to another regional airline that also provides airline capacity to Northwest. For the years ending December 31, 2003, 2002 and 2001, the Company recorded revenue of approximately $6,010,000, $5,918,000 and $2,491,000, respectively, for providing these services, which is included in other operating revenue in the Company’s statements of income. As provided in the agreement, certain amounts earned by the Company in providing these services are paid by Northwest. Of the amounts noted above for other revenue for the years ending December 31, 2003, 2002 and 2001, approximately $2,020,000, $3,087,000 and $2,483,000 respectively, were paid by Northwest.

      Prior to the 2003 change in ownership, the Company was included in the consolidated federal and state tax group of Northwest and substantially all of the Company’s income taxes were paid by Northwest. Approximately $26,843,000 of income taxes payable to Northwest as of December 31, 2002, was settled in the January 2003 dividend to Northwest. The Company made additional tax payments to Northwest during 2003 of approximately $14,129,000.

      The following is a summary of other amounts related to Northwest during the past three years (in thousands):

	Years Ending December 31,

	2003	2002	2001

Revenue:
Passenger revenue	$450,611	$325,386	$198,271
Expenses:
Aircraft fuel and taxes	53,909	27,247	14,186
Aircraft rentals	136,283	79,260	25,601
Other rentals and landing fees	11,250	9,063	15
Ground handling services	32,069	14,584	925
Other	275	344	1,135
Interest expense	7,176	—	—
Interest income	—	(2,937)	(105)

Section 16(a) Beneficial Ownership Reporting Compliance

      Each director, executive officer (and, for a specified period, certain former directors and executive officers) and each holder of more than ten percent of a class of our equity securities is required to report to the SEC his or her pertinent position or relationship, as well as transactions in those securities, by specified dates. Based solely upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of the Company’s directors and executive officers complied during fiscal year 2003 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception that Mr. Breeding and Mr. Shannon failed to timely file Forms 3 to report their initial holdings following the Initial Public Offering of the Company. These late filings resulted from administrative oversights at the Company, and the appropriate forms have been filed with the SEC.

Beneficial Ownership by Certain Persons

      The following table sets forth, as of March 31, 2004, information with respect to persons owning beneficially (to our knowledge) more than five percent of our common stock:

Name and Address of Beneficial Holder	Number of Shares	Percent of Class(1)

Capital Group International, Inc.
11100 Santa Monica Blvd.
Los Angeles, CA 90025	2,779,800	12.7	%(2)
Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, MN 55121	2,492,060	11.4	%(3)
RS Investment Management Co. LLC
388 Market Street
San Francisco, CA 94111	2,477,200	11.3	%(4)
Wellington Management Company, LLP
75 State Street
Boston, MA 02109	1,571,600	7.2	%(5)

(1)	Based on 21,892,060 shares of Common Stock outstanding on December 31, 2003.

(2)	This information is based on Amendment 1 to Schedule 13G filed on March 10, 2004 by Capital Group International, Inc. (“CGII”), which reported that as of February 27, 2004, it was deemed by virtue of Rule 13d-3 of the Securities Exchange Act of 1934 to have beneficial ownership of 2,779,800 shares, with the sole power to vote or direct the vote of 1,840,500 shares and sole power to dispose or direct the disposition of 2,779,800 shares. CGII disclaims beneficial ownership. Capital Guardian Trust Company, a wholly owned subsidiary of CGII (“CGTC”), is deemed to be the beneficial owner of 2,709,900 shares, with the sole power to vote or direct the vote of 1,783,500 shares and sole power to dispose or direct the disposition of 2,709,900 shares. Neither CGII nor CGTC reported shared voting power or shared dispositive power over such shares.

(3)	This information is based on a Schedule 13G filed on February 12, 2004 by Northwest Airlines Corporation, which reported that as of December 31, 2003, it had sole power to vote or direct the vote of 2,492,060 shares and sole power to dispose or direct the disposition of 2,492,060 shares. It reported no shared voting power or shared dispositive power over such shares.

(4)	This information is based on a Schedule 13G filed on February 11, 2004 by RS Investment Management Co. LLC, which reported that as of December 31, 2003, it had shared power to vote or direct the vote of 2,477,200 shares and shared power to dispose or direct the disposition of 2,477,200 shares. It reported no shared voting power or shared dispositive power over such shares.

(5)	This information is based on a Schedule 13G filed on February 12, 2004 by Wellington Management Company, LLP, which reported that as of December 31, 2003, it had shared power to vote or direct the vote of 928,600 shares and shared power to dispose or direct the disposition of 1,571,600 shares. It reported no sole voting power or sole dispositive power over such shares.

In addition, Northwest owns the one share of Series A Preferred Stock.

Beneficial Ownership of Common Stock by Directors and Executive Officers

      The following table shows, as of March 31, 2004, the number of shares of common stock beneficially owned by each of the Company’s current directors and nominees, the Named Executive Officers, and all executive officers and directors as a group.

	Amount and Nature of
Name of Beneficial Holder	Beneficial Ownership	Percent of Class

Named Executive Officers:
Philip H. Trenary(1)	1,400	*
Curtis E. Sawyer	500	*
Douglas W. Shockey	300	*
Jonathan G. Young	200	*
Edgar C. Fell	100	*
Directors/ Nominees for Director:
Donald J. Breeding	1,000	*
Stephen E. Gorman	—	*
Timothy J. Griffin	—	*
James E. McGehee, Jr.	71,450	*
Robert A. Peiser	1,000	*
Thomas S. Schreier, Jr.(2)	7,500	*
R. Philip Shannon(3)	2,150	*
Nicholas R. Tomassetti	—	*
All executive officers and directors as a group (15 persons)	86,100	*

*	Indicates ownership of less than one percent of the outstanding shares of common stock of the Company.

(1)	These shares are held in trust for Mr. Trenary’s wife.

(2)	Includes 4,500 shares that are held by Mr. Schreier’s children.

(3)	Includes 550 shares that are held by Mr. Shannon’s wife.

Relationship with Independent Auditors

      On October 22, 2003, the Audit Committee approved the engagement of Ernst & Young, LLP (“E&Y”) as the Company’s certifying independent auditors for the year ended December 31, 2003. The Audit Committee on behalf of the Company and its affiliates has engaged E&Y for reappointment in 2004 as the Company’s independent auditors. Representatives of E&Y are expected to be present at the 2004 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Fees Paid to Independent Auditors

      All services provided by E&Y during the fiscal year 2003 were pre-approved by the Audit Committee. The aggregate fees billed by E&Y for various services provided in 2003 were:

Type of Fees	2003

Audit Fees	$196,992
Audit-Related Fees	13,526
Tax Fees	—
All Other Fees	1,639
Total	$212,157

      In the above table, in accordance with SEC definitions and rules, “audit fees” are fees billed to the Company for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees billed for tax compliance, tax advice and tax planning; and “all other fees” are fees billed for any services not included in the first three categories.

2005 Annual Meeting

      Any stockholder who wants to present a proposal at the 2005 Annual Meeting of Stockholders and to have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that annual meeting must submit that proposal in writing to the Secretary of the Company in accordance with the following deadlines. Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company at our principal executive offices by December 15, 2004 to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting. The Company’s bylaws require that for nominations of persons for election to the Board of Directors or the proposal of business not included in the Company’s notice of the meeting to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 2005 annual meeting of stockholders, that notice must be delivered to the Secretary of the Company at our principal executive offices not less than 45 days and not more than 75 days prior to May 14, 2005. However, if the 2005 Annual Meeting of Stockholders is advanced by more than 30 days, or delayed by more than 30 days, from May 14, 2005, then the notice must be delivered not later than the close of business on the later of (a) the ninetieth day prior to the 2005 annual meeting or (b) the tenth day following the day on which public announcement of the date of the 2005 annual meeting is first made. The stockholder’s notice must contain and be accompanied by certain information as specified in the bylaws. The Company recommends that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of the Company’s bylaws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at our principal executive offices.

      EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE ENCLOSED INSTRUCTIONS AND VOTE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

      The Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including exhibits, is available on the Company’s website at www.nwairlink.com. The Company will furnish a copy of the 10-K to interested security holders without charge, upon written request. The Company will also furnish any exhibit to the 10-K, if requested in writing and accompanied by payment of reasonable fees relating to our furnishing the exhibit. Requests for copies should be addressed to the Company’s Secretary at the Company’s headquarters at 1689 Nonconnah Blvd., Suite 111, Memphis, TN 38132.

APPENDIX A

PINNACLE AIRLINES CORP.

2003 STOCK INCENTIVE PLAN
As Amended April 8, 2004

1.	Purpose of the Plan

      The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees and directors of outstanding ability and to motivate such employees and directors to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

      The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)	Change in Control: The occurrence of any of the following events:

(i)	the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act) other than the Permitted Holders;

(ii)	any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or

(iii)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

(g)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	Committee: The Compensation Committee of the Board.

(i)	Company: Pinnacle Airlines Corp., a Delaware corporation.

(j)	Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(k)	Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the “NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(l)	ISO: An Option that is also an incentive stock option granted pursuant to Section 6(c) of the Plan.

(m)	LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

(n)	Other Stock-Based Awards: Awards granted pursuant to Section 6 of the Plan.

(o)	Option: A stock option granted pursuant to Section 6 of the Plan.

(p)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(q)	Participant: An employee, director who is selected by the Committee to participate in the Plan.

(r)	Permitted Holder means, as of the date of determination, any employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(s)	Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(t)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(u)	Plan: The Pinnacle Airlines Corp. 2003 Stock Incentive Plan.

(v)	Shares: Shares of common stock of the Company.

(w)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(x)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Shares Subject to the Plan

      The total number of Shares which may be issued under the Plan is one million, one hundred fifty-two thousand (1,152,000). The aggregate number of such Shares for which rights are granted under the Plan on or after April 1, 2004, other than in the form of Options and/or Stock Appreciation Rights, shall not exceed five hundred thousand (500,000). The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be five hundred thousand (500,000). The employees, or class of individuals, eligible to receive Options shall include officers, employee-directors, outside (non-employee) directors, and managers. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4.	Administration

      The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award.

5.	Limitations

      No Award may be granted under the Plan after the tenth anniversary of the earlier of the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, but Awards theretofore granted may extend beyond that date; provided, however, that no ISO may be exercisable for a period greater than ten years from the date the ISO is granted. No Award may be granted based upon an exercise price or other initial measuring value for a Share which is less than the Fair Market Value of a Share on the date the Award is granted. Except as provided in Section 9, the exercise price of any Option, once granted, may not thereafter be adjusted without the approval of the Shareholders of the Company by a majority of the shares entitled to vote on such matters.

6.	Terms and Conditions of Options

      Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a.)	Option Price; Exercisability. Options granted under the Plan shall have an Option Price, and shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee. No Option may be granted at an exercise price which is less than the Fair Market Value of a Share on the date the Option is granted

(b.)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate option price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(c.)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any individual who is not, at the time of grant, an employee of the Company or a parent or subsidiary of the Company within the contemplation of Section 422(b) of the Code. No ISO may be granted at an Option Price which is less than the Fair Market Value of a Share on the date the ISO is granted. No ISO may be granted to the extent that the aggregate Fair Market Value at grant of the stock with respect to which the ISO is first exercisable in any calendar year (under all plans of the Company or any parent or subsidiary thereof) exceeds $100,000 (for this purpose, Options shall be taken into account in the order granted). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. For purposes of administration of the ISO provisions of the Plan, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse. No ISO may be granted under the terms of which the Option is transferable other than by will or the laws of descent and distribution, nor which is exercisable during his lifetime other than by him. No ISO will be granted unless, by its terms, it is to be treated as an ISO. No ISO may be granted unless the Plan is approved by the shareholders of the Company within twelve months before or after the Plan is adopted. No ISO may be granted after an amendment to the Plan which increases the number of shares which may be issued under Options or which changes the employees or classes of employees eligible to receive Options unless such amendment is approved by the shareholders of the Company. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(d.)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.	Terms and Conditions of Stock Appreciation Rights

(a.)	Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b.)	Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee; provided, however, that no Stock Appreciation Right (including an LSAR described in Section 7(d)) may be granted based upon an exercise price for purposes of the following sentence, or Option Price for purposes of the second following sentence, which in either case is less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c.)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d.)	Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

8.	Other Stock-Based Awards

(a.)	Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Provided, however, that no Other Stock-Based Award may be granted based upon an initial reference Share value which is less than the Fair Market Value of a Share on the date the Other Stock-Based Award is granted. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Stock-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b.)	Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be (x) with respect to Performance-Based Awards that are Options, one hundred thousand (100,000) Shares, and (y) with respect to Performance-Based Awards that are not Options, two hundred fifty thousand dollars ($250,000). The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award. No Performance-Based Award may be granted based upon an initial reference Share value which is less than the Fair Market Value of a Share on the date the Award is granted.

9.	Adjustments Upon Certain Events

      Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a.)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

(b.)	Change in Control. In the event of a Change of Control after the Effective Date, the Committee may, but shall not be obligated to, (A) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights or (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion.

10.	No Right to Employment or Awards

      The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of, or service relationship with, a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment of, or service relationship with such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

      The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

(a)	Except as provided in Paragraph 12(b), no Award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as provided in Paragraph 12(b) or as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person’s guardian or legal representative.

(b)	The Committee may, in its sole discretion, permit assignability of any Nonqualified Stock Option to a member of the optionee=s “Immediate Family” or to a “Charitable Organization.

(c)	As used herein, members of the optionee=s “Immediate Family” shall include only (1) any person who, at the time of transfer, is the optionee=s spouse or natural or adoptive lineal ancestors or descendants, (2) any trust for the exclusive benefit of the optionee, or one or more Immediate Family members or Charitable Organizations, and (3) any partnership, corporation, limited liability company or other entity owned exclusively by the optionee, or one or more Immediate Family members or Charitable Organizations.

(d)	As used herein, the term “Charitable Organization” means any organization which is described in Code Sections 170(c)(2), 2055(a) or 2522(a) (or any successor provision).

13.	Amendments or Termination

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 8 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

14.	International Participants

      With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

15.	Choice of Law

      The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16.	Effectiveness of the Plan

      The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

APPENDIX B

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF
PINNACLE AIRLINES CORP.

Purpose

      The Audit Committee (the “Committee”) shall provide assistance to the Board Of Directors of Pinnacle Airlines Corp. (the “Company”) in fulfilling their oversight responsibilities to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal control, the internal audit function, the qualifications, independence, and performance of the Company’s independent auditor, the annual independent audit of the Company’s financial statements, and the legal compliance and ethical business conduct programs as established by management and the Board Of Directors. In doing so, it is the responsibility of the Committee to see that free and open communications are maintained between the Committee and the independent auditors, the internal auditor, and management of the Company. (To the extent that this Charter contemplates the performance by the Committee of functions relating specifically to reviewing filings by the Company with the Securities and Exchange Commission (the “Commission”), such functions need not be performed unless and until the Company begins reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).)

Composition and Qualifications

      The Committee shall consist of at least three members. The members and the chairperson of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Governance Committee, and may be replaced by the Board.

      The members of the Committee shall meet the independence, experience, and any other requirements of the Exchange Act, the rules and regulations of the Commission, and the rules of the NASDAQ Stock Market. If one member of the Committee is not an “audit committee financial expert” as defined by the Commission, then that fact shall be disclosed as required by the Commission.

Meetings

      The Committee shall meet in person or via teleconference as often as it determines, but at least four (4) times per year. The Committee shall meet with the independent auditor at least quarterly. The Committee shall meet periodically with management, the independent auditor, and the head of the internal auditing department in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s independent auditor or outside counsel to attend any meeting of the Committee or to meet with any of its members or advisors. The Committee shall prepare each year an annual calendar for meetings of the Committee, setting forth the number of meetings, meeting dates and duration, and the anticipated meeting agenda. The Committee chairperson will entertain modifications to the anticipated agenda from members of the Committee, management and the independent auditors, and cause the revised agenda to be disseminated prior to each meeting. The Committee shall keep minutes of each of its meetings to properly document the discharge of its responsibilities and shall provide the Board with a report of each Committee meeting at the Board’s next regularly scheduled meeting, especially of items of concern to the Committee.

Authority and Responsibilities

      The Committee shall have the sole authority to appoint or replace the independent auditor. The independent auditor shall report directly to, and be accountable to, the Committee. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

      The Committee shall preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the exception for de minimis non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

      The Committee shall have the authority, to the extent that it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to any accounting firm engaged for the purpose of performing audit, review or other attest services for the Company, to any advisors employed by the Committee, and for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      In addition, the Committee, to the extent that it deems necessary or appropriate, shall:

Oversight of Financial Statements and Related Disclosures

1.	Review and consider with management and the independent auditor the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines.

2.	Prior to the commencement of the audit of the Company’s annual financial statements, review and consider with management and the independent auditor the scope, schedule, and staffing of the audit, and any new accounting and reporting pronouncements that affect the Company.

3.	Prior to the filing of the Company’s quarterly report on Form 10-Q, review and consider with management and the independent auditor the Company’s quarterly financial statements (including the results of the independent auditor’s review of the financial statements) and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the quarterly report.

4.	Prior to the filing of the Company’s annual report on Form 10-K (or the dissemination of its annual report to stockholders containing the Company’s audited annual financial statements, whichever is earlier), review and consider with management and the independent auditor the Company’s audited annual financial statements (including the results of the independent auditor’s audit of the financial statements) and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the annual report, and recommend to the Board whether the audited annual financial statements should be included in the annual report.

5.	As required by the rules of the Commission, prepare the report of the Committee to be included in the Company’s annual proxy statement, including disclosures of pre-approval policies and auditors’ fees, and cause this Charter to be included in the proxy statement periodically.

6.	Review and consider with the independent auditor all matters required to be communicated to the Committee under generally accepted auditing standards, including the judgments of the independent auditor with respect to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the financial statements.

7.	Review and consider with management and the independent auditor the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special steps adopted in light of material internal control deficiencies or weaknesses.

8.	Review and consider with management and the independent auditor the reports from the independent auditor covering:

(a)	critical accounting policies and practices to be used;

(b)	alternative treatments of financial information within generally accepted accounting principles (“GAAP”) for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

(c)	other material written communications between the independent auditor, the Committee, and management, including any engagement letter, independence letter, management representation letter, schedule of unadjusted audit differences, listing of adjustments and reclassifications not recorded, management letter, or report on observations and recommendations on internal controls, and the Company’s response to any such letter or report.

9.	Review with the independent auditor and the internal auditor any problems or difficulties encountered in the course of their audit work, including any restrictions on the scope of activities or access to requested information, any changes required in the planned scope of the internal or external audit, any attempt by management to improperly influence the independent auditor, and any significant disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

10.	Review and consider with the independent auditor any material communications between the audit engagement team and the independent auditor’s national office regarding auditing or accounting issues presented by the engagement.

11.	Review and consider with management and the independent auditors the Company’s disclosure controls and procedures and its internal controls and procedures for financial reporting, including the conclusions of the Company’s chief executive officer and chief financial officer regarding the effectiveness of both sets of controls and procedures reached as part of their certification process for the quarterly report on Form 10-Q and the annual report on Form 10-K, and their evaluation process.

12.	Review and consider with management and the independent auditors (a) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal controls and procedures for financial reporting and (b) any fraud (whether or not material) that involves management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting, in each case as disclosed to the Committee by the Company’s chief executive officer and chief financial officer as part of their certification process for the quarterly report on Form 10-Q and the annual report on Form 10-K.

13.	Review and consider with management and the independent auditors in advance the Company’s earnings press releases and earnings guidance. Review and consider with management other financial information that the Company provides to securities analysts, credit rating agencies, and others. The Committee need not discuss in advance each specific instance in which the Company provides such other financial information; instead, the discussion may take the form of a general discussion of the types of information to be disclosed and the types of presentations to be made.

14.	Review and consider with management and the independent auditors the Company’s disclosure or release of non-GAAP financial measures commonly referred to as “pro forma” or “adjusted” financial information. The Committee need not discuss in advance each instance in which the Company discloses or releases non-GAAP financial measures; rather, the discussion may take the form of a general discussion of the Company’s use of non-GAAP financial measures in its disclosures and releases.

15.	Review and consider with management and the independent auditor the effect of material off-balance sheet arrangements on the Company’s financial statements.

16.	Review and consider with management and the independent auditor any accounting or other regulatory initiatives, correspondence with governmental or other regulatory agencies, and published reports that raise issues that may have a material effect on the Company’s financial statements.

17.	Review reports of the Company to the Commission and to stockholders with a view to consistency of non-financial disclosures therein with the Company’s financial statements and financial data.

Oversight of Relationship with Independent Auditor

18.	Obtain and review a report from the independent auditor regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, (d) any steps taken to deal with any issues described in the two preceding clauses, and (e) all relationships between the independent auditor and the Company.

19.	Review the independence of the independent auditor; obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or non-audit services that may impact the objectivity and independence of the independent auditor; and otherwise take such actions as are appropriate to oversee the independence of the independent auditor.

20.	Evaluate the qualifications, performance, and independence of the independent auditor, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. In making this evaluation, the Committee shall taken into account the opinions of management and the internal auditing staff. The Committee shall present its conclusions with respect to the independent auditor to the Board.

21.	Review and evaluate the lead partner and other members of the independent auditor’s audit engagement team.

22.	Ensure that the lead, concurring, and other audit partners are rotated off the independent auditor’s audit engagement team as necessary to assure the independence of the independent auditor.

23.	Recommend to the Board a policy for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company to assure the independence of the independent auditor, and monitor compliance with that policy.

24.	Remain apprised of any legal or stock exchange requirements to consider rotating the independent auditor on a regular basis in order to assure continuing auditor independence.

Oversight of Internal Auditing Function

25.	Review and consider with management, the independent auditor, and the head of the internal auditing department the scope of the internal audits and the qualifications and adequacy of personnel on the internal auditing staff.

26.	Review the appointment and replacement of the head of the internal auditing department.

27.	Review the reports to management prepared by the internal auditing staff and management’s responses to such reports, or summaries of such reports and responses prepared by the internal auditing staff.

28.	Evaluate the performance of the Company’s internal auditor, including its effectiveness and cost.

Oversight of Compliance with Legal Requirements and Business Conduct Policies

29.	Inquire of management, the independent auditor and the internal audit department whether there has been any (a) any legal matter that may have a material effect on the Company’s financial statements, (b) any instance of material non-compliance with applicable legal requirements, or (c) any instance of material non-compliance with the Company’s business conduct policies, and review and consider any such matter with the Company’s counsel or counsel selected by the Committee.

30.	Obtain from the independent auditor its assurance that Section 10A(b) of the Exchange Act has not been implicated.

31.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company from any source regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by Company employees of their concerns regarding questionable accounting or auditing matters. The procedures shall provide for communicating to all employees of the Company the ability to, and method for, reporting such complaints to management of the Company, or to the Committee if the reporting person so desires.

32.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations relating to business conduct and with the Company’s Code of Conduct, and monitor complaints with respect thereto, all as they relate to accounting, financial reporting and auditing matters.

33.	Regardless of the dollar amount thereof, review and approve all related party transactions, as contemplated in Item 404(a) of Regulation S-K, review executive perquisites and reimbursement expenses, along with related policies and procedures.

Miscellaneous Responsibilities

34.	Inquire of management, the independent auditor and the internal auditor as to the adequacy of the Company’s financial staff (both as to number and competence), and recommend any desired or necessary changes to the Board and to management.

35.	Review and reassess on an annual basis the independence and qualifications of the members of the Committee, the adequacy of this Charter, and the performance and effectiveness of the Committee, and recommend any proposed changes to the Board for approval.

36.	Investigate any other financial areas deserving of special attention by the Audit Committee.

Limitation of Audit Committee’s Role

      While the Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Company’s management and the independent auditor.

APPENDIX C

CHARTER OF THE NOMINATING AND GOVERNANCE

COMMITTEE OF THE BOARD OF DIRECTORS OF
PINNACLE AIRLINES CORP.

Purpose

      The purpose of the Nominating and Governance Committee is to assist the Board of Directors (the “Board”) of Pinnacle Airlines Corp. (the “Company”) in (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board the director nominees for each annual meeting of stockholders and the nominees for each Board committee; (2) developing and recommending to the Board the Corporate Governance Principles applicable to the Company; and (3) to lead the Board in its annual review of the Board’s performance.

Committee Membership

      The Nominating and Governance Committee shall consist of at least three members. The members of the Committee shall be appointed by and may be replaced by the Board. The members of the Committee shall meet the independence requirements of the rules of the NASDAQ Stock Market.

Authority and Responsibilities

      The Committee shall actively seek individuals qualified to become Board members for recommendation to the Board, consistent with criteria approved by the Board. The Committee shall recommend to the Board the director nominees for each annual meeting of stockholders, and shall recommend to the Board the classes of the directors.

      The Committee shall recommend to the Board the establishment of, and responsibilities of, various committees of the Board and make recommendations concerning membership on Board committees and the rotation of committee chairs.

      The Committee shall develop and recommend to the Board the Corporate Governance Principles applicable to the Company, review and reassess the adequacy of the Corporate Governance Principles, and recommend any proposed changes to the Board for approval.

      The Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board.

      The Committee may form and delegate authority to subcommittees when appropriate.

      The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

      The Committee shall make regular reports to the Board.

      The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

C-1

DETACH HERE

P
R
O
X
Y

PINNACLE AIRLINES CORP.

1689 Nonconnah Blvd., Suite 111
Memphis, TN 38132

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Donald J. Breeding and Nicholas R. Tomassetti as proxies (each with the power to act alone and to appoint his substitute) and hereby authorizes them to represent and to vote, as designated herein, all the shares of common stock of Pinnacle Airlines Corp. held of record by the undersigned on April 7, 2004, at the annual meeting of stockholders to be held on May 14, 2004 and at any and all adjournments thereof upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof.

Please sign and date on the reverse side and mail promptly in the enclosed postage-paid envelope or otherwise to EquiServe Trust Company, P.O. Box 8694, Edison, New Jersey 08818-8694.

(Continued and to be signed on the reverse side)

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

PINNACLE AIRLINES CORP.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

A vote “FOR” Proposals 1 and 2 is recommended by the Board of Directors:

PINNACLE AIRLINES CORP.

1.	Election of Directors.
Nominees: (01) James E. McGehee, Jr., (02) Philip H. Trenary and (03)Robert A. Peiser

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as written above

		FOR	AGAINST	ABSTAIN
2.	Proposal to amend 2003 Stock Incentive Plan.	☐	☐	☐

If properly signed, dated and returned, this proxy will be voted as specified herein by the undersigned stockholder. If no choice is specified, this proxy will be voted “FOR” the nominees specified in Proposal 1 and “FOR” Proposal 2 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Please sign this proxy exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate this when signing. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: